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                                                               Exhibit 10(ii)(f)



                                 AMENDMENTS TO
                          J. C. PENNEY COMPANY, INC.
                        SUPPLEMENTAL RETIREMENT PROGRAM



1. Paragraph (7) (Special Rules for VERP Plan Participants) of Article IV (Benefits) is amended effective September 15, 1997 to add a subparagraph
     (h) to read as follows:



     (h) Notwithstanding any other provision of the Plan, an Eligible Management Associate (excluding Officers of the Company) who is entitled to receive a benefit under the Plan pursuant to the formula described in Paragraph (1) of Article IV and who retires as part of the Voluntary Early Retirement Program announced in 1997 shall receive the greater of:


          (i)  The amount payable under the Plan pursuant to Paragraph (1) of
               Article IV as of his Early Retirement Date, Traditional Retirement Date, or Delayed Retirement Date, as the case may be (the "Plan Benefit"), or

          (ii) The amount derived by subtracting the aggregate benefit payable to the Associate from the Pension Plan and, if applicable, the Benefit Restoration Plan from the benefit communicated to the Associate in the personalized VERP communication materials as the aggregate benefit earned as of January 1, 1998, from the Plan, the Pension Plan and, if applicable, the Benefit Restoration Plan.



2.   Paragraph (1) (Additional Credited Service and Other Adjustments) of
     Article VIII (miscellaneous) is amended, effective September 15, 1997 to add at the end the following subparagraph:

          Notwithstanding any other provision of the Plan, an Eligible Management Associate (excluding Officers of the Company) who is entitled to a benefit pursuant to the formula described in paragraph
          (1) of Article IV as of the Associate's Early Retirement Date, Traditional Retirement Date or Delayed Retirement Date, as the case may be ("formula benefit"), (i) who received from the Company as part of the Company's offer in 1997 to participate in the Voluntary Early Retirement Program, a personalized statement showing the aggregate benefits earned as of January 1, 1998, from the Plan, the Pension Plan and, if applicable, the Benefit Restoration Plan, ("earned benefit") and (ii) who retires from the Company prior to January 1, 1999,
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          shall receive the greater of: (a) the formula benefit, or (b) an amount derived by subtracting the aggregate benefit payable to the Associate from the Pension Plan and, if applicable, the Benefit Restoration Plan from the earned benefit.